GENERAL MOTORS CORPORATION                                         EXHIBIT 11(b)
AND SUBSIDIARIES                               COMPUTATION OF EARNINGS PER SHARE
                                                   ATTRIBUTABLE TO COMMON STOCKS




                                                         Year Ended
                                                      December 31, 1993
                                                --------------------------------

                                                 $1-2/3
                                                Par Value   Class E     Class H
                                                 Common      Common      Common
                                                  Stock       Stock       Stock
                                                --------------------------------
                                                    (Dollars in Millions Except
                                                         Per Share Amounts)

Income from continuing operations                 $1,573        $   -      $204
Income from discontinued operations                  322          367         -
                                                   -----        -----     -----

  Net Income                                       1,895          367       204

Dividends and accumulation of
 redemption value on preferred and
 preference stocks                                   357            -         -
                                                   -----        -----     -----
  Earnings on common stocks                        1,538          367       204
Dividends on common stocks                           566           97        64
Adjustments for assumed common stock
 transactions                                        (19)           8         5
                                                   -----        -----     -----
Adjusted  net earnings retained                     $953         $278      $145
                                                   =====        =====     =====

Memo:
Adjusted net earnings retained from
 continuing operations                              $631         $  -      $145
                                                   =====        =====     =====

Adjusted income retained from discontinued
 operations                                         $322         $278      $  -
                                                   =====        =====     =====

Adjusted weighted average shares
 outstanding (in millions)                           718          250        91
                                                   =====        =====     =====

Per Share Data
Adjusted net earnings retained per share
 from continuing operations                        $0.88         $  -     $1.58
Adjusted income retained per share from
 discontinued operations                            0.45         1.11         -
Cash dividends per share                            0.80         0.40      0.72
                                                   -----        -----     -----
  Net earnings per share                           $2.13        $1.51     $2.30
                                                   =====        =====     =====



---------------
Note: The difference between fully diluted and primary earnings per share is immaterial.

GENERAL MOTORS CORPORATION                                         EXHIBIT 11(b)
AND SUBSIDIARIES                               COMPUTATION OF EARNINGS PER SHARE
                                       ATTRIBUTABLE TO COMMON STOCKS - Concluded



                                                                     Year Ended
                                                                  December 31, 1992
                                                      ----------------------------------------
                                                         $1-2/3
                                                        Par Value       Class E      Class H
                                                         Common          Common       Common
                                                         Stock           Stock         Stock
                                                      -----------------------------------------
                                                            (Dollars in Millions Except
                                                                Per Share Amounts)
Income (loss) from continuing operations before
  cumulative effect of accounting changes              $ (3,237)        $     -       $   15
Income from discontinued operations                         322             278            -
Cumulative effect of accounting changes                 (20,720)              -         (157)
                                                       --------         -------       ------
  Net income (loss)                                     (23,635)            278         (142)
Dividends and accumulation of
 redemption value on preferred and
 preference stocks                                          306               -            -
                                                       --------         -------       ------
  Earnings (loss) on common stocks                      (23,941)            278         (142)
Dividends on common stocks                                  945              76           53

Adjustments for assumed common stock transactions           (26)             34           --
                                                       --------         -------       ------

Adjusted net earnings (loss) retained                  $(24,912)        $   236       $ (195)
                                                       ========         =======       ======
Memo:
Adjusted net earnings (loss) retained from
 continuing operations                                 $(25,234)        $     -       $ (195)
                                                       ========         =======       ======

Adjusted income retained from discontinued operations  $    322         $   236       $    -
                                                       ========         =======       ======

Adjusted weighted average shares outstanding
  (in millions)                                             671             244           75
                                                       ========         =======       ======

Per Share Data
Adjusted net earnings (loss) retained per share from
  continuing operations before cumulative
  effect of accounting changes                         $  (6.73)        $     -       $(0.50)
Adjusted income retained per share from
  discontinued operations                                  0.48            0.97            -
Cumulative effect of accounting changes                  (33.43)              -        (2.18)
Cash dividends per share                                   1.40            0.36         0.72
Adjustment (1)                                                -               -        (0.33)
                                                       --------         -------       ------
  Net earnings per share                               $ (38.28)           1.33       $(2.29)
                                                       ========         =======       ======

----------------
Note: The difference between fully diluted and primary earnings per share is immaterial.

(1) The per-share reported loss attributable to Class H common stock of $2.29 equals the sum of the separate computations for each of the four quarters, consistent with the requirements for calculating earnings per share based on Hughes earnings and the Class H denominator. The calendar year calculation shown above (based on 1992 weighted average outstanding Class H shares for the year) requires an unfavorable adjustment of $0.33 due to the significant differences in the average number of shares outstanding in each quarter and the variations in quarterly earnings.

                                       2